Contact:     Dennis Lakomy                         Release Date: Immediate
             Chief Financial Officer
             (708) 757-2803


           CFC INTERNATIONAL, INC. REPORTS 2005 THIRD QUARTER RESULTS


- Net sales increased to $23.1 million for the third quarter of 2005, up 6.5% from $21.7 million for the third quarter in 2004.

- Net sales for the first nine months of 2005 were up 10.4% to $68.3 million, up from $61.9 million for the same period last year.

- Net income increased to $1.5 million for the third quarter of 2005, up 2.5% from $1.4 million for the third quarter in 2004, while earnings per share for the third quarter of 2005 and 2004 stayed the same at $0.32 cents per share on a fully diluted basis.

- Net income for the first nine months of 2005 rose 9.9% to $3.5 million, or $0.75 cents per share on a fully diluted basis, up from $3.2 million, or $0.71 cents per share on a fully diluted basis for the same period last year.

- Operating income excluding depreciation and amortization increased 7.1% to $3.6 million in the third quarter of 2005, from $3.4 million for the third quarter in 2004.

- Operating income excluding depreciation and amortization for the first nine months increased 19.2% to $10.3 million, from $8.6 million for the same period last year.


     Chicago Heights, Illinois, October 26, 2005 - Worldwide holographic and specialty coated film manufacturer, CFC International, Inc. (Nasdaq: CFCI) today reported results for the third quarter of 2005. Sales in the third quarter of 2005 increased 6.5 percent to $23.1 million compared to $21.7 million in the third quarter of 2004. The third quarter 2005 increase in sales was primarily due to solid holographic security sales.

     Third quarter 2005 net income increased to $1.5 million, or $0.32 cents per share on a fully diluted basis, compared to a net income of $1.4 million or $0.32 cents per share on a fully diluted basis for the third quarter of 2004. This increase in net income was primarily due to higher sales. Earnings per share in the third quarter of 2005 stayed the same because on a fully diluted basis there were more options in the money, and as a result included in the shares outstanding as compared to the third quarter of 2004.



                                   -- more --

     "Once again, we have delivered another solid quarter," said Greg Jehlik, CFC's President and Chief Executive Officer. "Sales of our holographic, security and pharmaceutical products continue to grow, as we gain market share by offering our customers innovative solutions that help them combat counterfeiting and provide them with unique technologies. Our European operation's sales volumes have increased, and we are producing profits over the previous year. We continue to make strides in Asia, and have recently added personnel to further strengthen our sales and marketing efforts in that area. Additionally, the
Company continues to make capital investments that allow us to expand our capacity and capabilities. These investments will allow us to deliver positive results for the balance of the year and achieve sustainable growth over the long-term." Jehlik further added, "Like most other businesses, we are experiencing higher energy and raw material costs due to the recent hurricanes in the U.S. However, we remain confident that we are well positioned for continued growth, and we are encouraged by the opportunities that we see in front of us."

     Operating income excluding depreciation and amortization was $3.6 million in the third quarter of 2005, an increase of 7.1 percent compared with $3.4 million in the third quarter of 2004. This increase was primarily due to higher sales and leveraging operating expenses in the third quarter of 2005.

     Sales for the first nine months of 2005 totaled $68.3 million, an increase of 10.4 percent from $61.9 million for the same period last year. Sales for the first nine months of 2005 reflected higher sales volumes in holographic security and authenticity products and pharmaceutical products sales worldwide. In addition, a strong Euro positively affected sales by $640,000 for the first nine months of 2005. Net income for the first nine months of 2005 increased to $3.5 million, or $0.75 cents per share on a fully diluted basis, from $3.2 million or $0.71 cents per share on a fully diluted basis for the same period last year. Net income for the first nine months of 2005, were favorably affected by higher sales and by leveraging operating expenses, and unfavorably affected by higher material prices, scrap, transaction costs and foreign currency exchange losses due to the strength of the U.S. dollar against the Euro. Operating income excluding depreciation and amortization for the first nine months of 2005 increased 19.2 percent to $10.3 million from $8.6 million in the first nine months of 2005 for the reasons described above.

     "We are pleased with the positive financial results that CFC has produced for the first nine months of 2005," said Roger Hruby, CFC's Chairman. "These results reflect robust sales of our holographic security products and solid growth in most of our core businesses, both domestically and internationally."

Recent Developments
-------------------

     The Company reports the addition of Mr. Tommy Chiu as Business Development Manager, Asia. Mr. Chiu has more than 7 years of international sales experience, and will lead the Company's marketing efforts in Asia.

     The Company reports that it has developed an interactive card design program, CardCAD(TM), that allows users to visualize how its full face holographic laminate HoloLam Plus(TM) patterns look on transaction cards. The program was recently introduced at the International Card Manufacturers Association conference held in Miami, FL on October 16-19, 2005.


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


                                      - 3 -


     The Company will be exhibiting at the upcoming Cartes 2005 show at the Paris-Nord Villepinte in Paris, France, November 15-17, 2005 in Booth #4 L 066, where it will feature its card products, such as HoloLam Plus, magnetic stripe, signature panel, security holograms, scratch-off foils and tipping foils for transaction cards.

     Headquartered in Chicago Heights, Illinois, CFC International is a market leader in the design, manufacture and marketing of holographics and specialty functional coatings that add value to a wide variety of industrial and consumer products. The Company operates facilities in Chicago Heights and Countryside, Illinois; London, England; and Goppingen, Germany.

     A condensed consolidated balance sheet and statement of operations is attached.

                                      # # #


     Statements made in this press release, including those relating to expectations of future sales, net income and operating costs reductions, estimations of the market size for certain of the company's products or the company's share of those markets and expectations of increased sales attributable to various product lines, are forward looking and are made pursuant to the safe harbor provisions of the Securities Reform Act of 1995. Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, continued unfavorable economic conditions may impact market growth trends or otherwise impact the demand for the company's products and services; competition from existing and new competitors and producers of alternative products will impact the company's ability to penetrate or expand its presence in new or growing markets; uncertainties relating to the company's ability to develop and distribute new proprietary products to respond to market needs in a timely manner may impact the company's ability to exploit new or growing markets; the company's ability to successfully identify and implement productivity improvements and cost reduction initiatives may impact profitability; and risks inherent in international operations, including possible economic, political or monetary instability, may impact the level and profitability of the company's foreign sales. In addition to the factors set forth in this release, the economic, competitive, governmental, technological and other factors identified in the company's filings with the Securities and Exchange Commission, could affect the forward looking statements contained in this press release. We have no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this press release or to reflect the occurrence of anticipated events.

     You may access additional information, including our filings with the Securities and Exchange Commission and previous press releases by visiting CFC International's Internet homepage at www.cfcintl.com.

CFC INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------

(In Thousands, Except Earnings     Three Months Ended         Nine Months Ended
Per Share and Operating Income        September 30,              September 30,
Percentage)                        ------------------         -----------------
                                     2005      2004             2005     2004
                                     ----      ----             ----     ----

Net Sales                          $23,124   $21,718          $68,341   $61,897
                                   -------   -------          -------   -------
Cost of Goods (Excluding
 Depreciation and Amortization
 Shown Below)                       15,155    13,842           44,107    39,929
Operating Expenses                   4,291     4,512           13,467    13,365
Depreciation and Amortization        1,162     1,238            3,506     3,593
Transaction fees                        74         -              508         -
                                   -------   -------          -------   -------
Operating Income                     2,442     2,126            6,753     5,010
  Operating Income %                  10.6%      9.8%             9.9%      8.1%
Interest Expense                       276       308              823       894
Interest Income                        (28)        -              (37)       (1)
Interest Rate Swap Valuation
 (Benefit) Provision                   (35)       49              (66)      (47)
Rental Income                          (46)      (50)            (114)     (118)
Foreign Currency Exchange
 Loss (Gain)                             9      (263)             775      (290)
                                   -------   -------          -------   -------
Income Before Income Taxes           2,266     2,082            5,372     4,572
Provision for Income Taxes             800       651            1,907     1,419
                                   -------   -------          -------   -------
Net Income (Note 1)                 $1,466    $1,431           $3,465    $3,153
                                    ======    ======          =======   =======
Diluted Weighted Average Number
 of Shares Outstanding               4,620     4,488            4,626     4,498
Diluted Earnings Per Share           $0.32     $0.32            $0.75     $0.71

Adjusted Earnings Before
 Interest, Taxes, Depreciation
 and Amortization (Note 1)          $3,678    $3,364          $10,767    $8,603

SUMMARY OF INTERNATIONAL SALES
------------------------------

(In Thousands, Except              Three Months Ended         Nine Months Ended
International Sales Percentage)       September 30,              September 30,
                                   ------------------         -----------------
                                     2005      2004             2005     2004
                                     ----      ----             ----     ----
International Sales ($)            $10,064    $9,961          $30,784   $29,294

International Sales (%)               43.5%     45.9%            45.0%     47.3%

NOTE 1: The Company believes earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) is an appropriate measurement for its business because its enterprise value is more closely aligned with this measurement and because of the continual investment the company makes in long-lived assets. Adjusted EBITDA should not necessarily be considered as an alternative to net income or cash flows from operating activities which are determined in accordance with Generally Accepted Accounting Principles as an indicator of operating performance or as a measure of liquidity. The table that follows reconciles net income to adjusted EBITDA as defined:


(In thousands)                     Three Months Ended         Nine Months Ended
                                      September 30,              September 30,
                                   ------------------         -----------------
                                     2005      2004             2005     2004
                                     ----      ----             ----     ----

Net income                          $1,466    $1,431           $3,465    $3,153

Add back (subtract):
Transaction expenses                    74         -              508         -
Income taxes                           800       651            1,907     1,419
Interest expense                       276       308              823       894
Interest income                        (28)        -              (37)       (1)
Interest rate swap valuation
 (benefit) provision                   (35)       49              (66)      (47)
Rental income                          (46)      (50)            (114)     (118)
Foreign currency exchange
 loss (gain)                             9      (263)             775      (290)
Depreciation and amortization        1,162     1,238            3,506     3,593
                                    ------    ------           ------    ------
Adjusted EBITDA                     $3,678    $3,364          $10,767    $8,603
                                    ======    ======          =======    ======

                             CFC INTERNATIONAL, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS AT
                    SEPTEMBER 30, 2005 AND DECEMBER 31, 2004


                                                   September 30,    December 31,
                                                       2005             2004
                                                       ----             ----

ASSETS
Cash and cash equivalents ....................      $ 6,264,526      $ 4,554,699
Restricted cash ..............................          311,587          306,271
Accounts receivable, less allowance
  for doubtful accounts ......................       14,861,225       12,547,380
Inventories ..................................       16,900,556       17,709,138
Other current assets .........................        1,449,734        1,389,790
                                                    -----------      -----------
  Total current assets .......................       39,787,628       36,507,278
                                                    -----------      -----------
Property, plant and equipment, net ...........       26,852,183       28,602,311
Deferred income taxes ........................        3,517,612        3,528,686
Intangible assets, net .......................        2,215,463        2,393,466
Other assets .................................          251,852          266,806
Goodwill .....................................        1,029,462        1,029,462
Fair value of interest rate swap .............          105,888           39,553
                                                    -----------      -----------
Total assets .................................      $73,760,088      $72,367,562
                                                    ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt ............      $ 6,086,581      $ 5,625,085
Accounts payable and accrued expenses ........       14,520,829       15,314,782
                                                    -----------      -----------
  Total current liabilities ..................       20,607,410       20,939,867
                                                    -----------      -----------
Deferred income taxes ........................        3,221,756        3,229,584
Long-term debt ...............................       14,124,763       15,698,791
                                                    -----------      -----------
  Total liabilities ..........................       37,953,929       39,868,242
                                                    -----------      -----------
Stockholders' equity .........................       35,806,159       32,499,320
                                                    -----------      -----------
  Total liabilities and
    stockholders' equity .....................      $73,760,088      $72,367,562
                                                    ===========      ===========